EXHIBIT 2.1

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT is dated as of the 9th day of September, 2020.

AMONG:

SKYE LIFE VENTURES LTD., a corporation existing under the laws of the Province of British Columbia (hereinafter referred to as “Skye Life”)

AND:

SKYE LIFE ACQUISITION CORP., a corporation existing under the laws of the Province of British Columbia (hereinafter referred to as “SubCo”)

AND:

SUPERDATE NETWORKS INC., a corporation existing under the laws of the Province of British Columbia (hereinafter referred to as “SuperDate”)

WHEREAS:

A.

Skye Life and SuperDate wish to combine their businesses by means of the Amalgamation (as defined herein) between SubCo, a wholly-owned subsidiary of Skye Life and SuperDate;

B.

The board of directors of Skye Life has determined that the Amalgamation to be effected pursuant to this Agreement is advisable and in the best interests of Skye Life and has approved the transactions contemplated by this Agreement and determined to recommend approval of the Amalgamation and the transactions contemplated hereby to the holders of Skye Life Shares (as defined herein);

C.

The board of directors of SuperDate has determined that the Amalgamation to be effected pursuant to this Agreement is advisable and in the best interests of SuperDate and has approved the transactions contemplated by this Agreement and determined to recommend approval of the Amalgamation and the other transactions contemplated hereby to the holders of SuperDate Shares (as defined herein);

D.

It is intended that SuperDate and SubCo, a wholly-owned subsidiary of Skye Life, will amalgamate and form one corporation under the provisions of the BCA (as defined herein);

E.

Upon the Amalgamation becoming effective, SuperDate Shares, SuperDate Warrants, and SuperDate Options (each as defined herein) will be exchanged for Skye Life Shares, Skye Life Warrants and Skye Life Options, respectively, (as defined herein) and the SubCo Shares (as defined herein) will remain issued and outstanding in accordance with the provisions of this Agreement;

F.

The Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the Amalgamation.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Agreement, the following defined terms have the meanings hereinafter set forth:

“Agreement”, “herein”, “hereof’, “hereto”, “hereunder” and similar expressions mean and refer to this amalgamation agreement (including the exhibits and schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule, exhibit or other portion hereof;

“Amalco” means the corporation resulting from the Amalgamation;

“Amalco Shares” means the Common shares without par value of Amalco;

“Amalgamation” means the amalgamation of SubCo and SuperDate under the provisions of the BCA on the terms and conditions set forth in this Agreement;

“Amalgamation Application” means, collectively (i) a completed Form 13 – BC Company Amalgamation Application, Section 275 BCA, (ii) a statement of an officer or director of each of SuperDate and SubCo, as required under the BCA, (iii) a copy of this Agreement or directors’ resolutions approving the Amalgamation, (iv) a covering letter to the Companies and Personal Property Security Branch, if required, for an application for amalgamation, and (v) the applicable filing fee payable to the Minister of Finance;

“Amalgamation Resolution” means the special resolution of the holders of SuperDate Shares approving the Amalgamation and approving the adoption of this Agreement;

“Applicable Canadian Securities Laws” means, collectively, and as the context may require, the applicable securities legislation of each of the provinces and territories of Canada, and the rules, regulations, instruments, orders and policies published and/or promulgated thereunder, as such may be amended from time to time prior to the Effective Date;

“Applicable Laws”, in the context that refers to one or more Persons, means any domestic or foreign, federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, and any terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, that is binding upon or applicable to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or persons or its or their business, undertaking, property or securities;

“Articles of Amalgamation” means the articles of amalgamation and amalgamation application to be prepared by Skye Life , with the cooperation, consultation and prior approval of SuperDate, acting reasonably, as provided for herein, in respect of the Amalgamation, set forth in Exhibit “A” to this Agreement;

“BCA” means the Business Corporations Act (British Columbia), as amended, including the regulations promulgated thereunder;

“Business Day” means a day other than a Saturday, Sunday or other day when banks in the City of Vancouver, British Columbia are not generally open for business;

Skye Life and SuperDate Amalgamation Agreement 2020

“Certificate” means the certificate or other confirmation of filing to be issued by the Registrar pursuant to Subsection 281 of the BCA giving effect to the Amalgamation;

“Closing” means the closing of the Amalgamation pursuant to the terms of this Agreement on the Closing Date;

“Closing Date” means such date as SuperDate and Skye Life may mutually agree to in writing;

“Code” means the Internal Revenue Code, Title 26 of the United States Code (26 U.S.C.);

“Competition Act” means the Competition Act, R.S.C. 1985, c. C-34, as amended;

“Confidentiality Provisions” means the confidentiality provisions as set forth in Section 11 of the Letter Agreement;

“Contract” means, with respect to a Party, a contract, lease, instrument, note, bond, debenture, mortgage, agreement, arrangement or understanding, written or oral, to which such Party, or any of its subsidiaries, is a Party or under which such Party or any of its subsidiaries is bound, has unfulfilled obligations or contingent liabilities or is owed unfulfilled obligations, whether known or unknown, and whether asserted or not;

“Disclosed Personal Information” has the meaning ascribed thereto in Section 4.3(b);

“Dissenting Shareholder” means a registered SuperDate Shareholder who validly exercises and does not wish to withdraw the rights of dissent provided under the BCA in connection with the special resolution of the SuperDate Shareholders approving the Amalgamation;

“distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under the Applicable Canadian Securities Laws, and “distribute” has a corresponding meaning;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system used at the U.S. Securities and Exchange Commission, found at www.sec.gov;

“Effective Date” means the date of the Amalgamation as set forth in the Certificate issued to Amalco;

“Effective Time” means the time that the Articles of Amalgamation and application to amalgamate are filed on the Effective Date;

“Encumbrance” includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, claim, trust, royalty or carried, participation, net profits or other third-party interest and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

“Exchange Ratio” means one (1) Skye Life Share for every one (1) SuperDate Share;

“Governmental Authority” means any

(a)

multinational, federal, provincial, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau ministry or agency, domestic or foreign;

(b)

any subdivision, agent, commission, board or authority of any of the foregoing;

(c)

any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; and,

(d)

any stock exchanges;

Skye Life and SuperDate Amalgamation Agreement 2020

“ITA” means the Income Tax Act (Canada), R.S.C. 1985, c. 1 (5th Supp.), as amended, including the regulations promulgated thereunder, as amended from time to time;

“Letter Agreement” means the letter agreement between SuperDate and Skye Life dated for reference June 4, 2020 with respect to a proposed business combination between SuperDate and Skye Life;

“Material Adverse Change” or “Material Adverse Effect” means, with respect to a Person, any matter or action that has an effect or change that is, or would reasonably be expected to be, material and adverse to the business, results of operations, assets, capitalization, financial condition, rights, liabilities or prospects, contractual or otherwise, of such Person and its subsidiaries, if applicable, taken as a whole, other than any matter, action, effect or change relating to or resulting from:

(a)

a matter that has been publicly disclosed prior to the date of this Agreement or otherwise disclosed in writing by a Party to the other Party prior to the date of this Agreement;

(b)

any action or inaction taken by such Person to which the other Person had consented in writing;

(c)

the announcement of the transactions contemplated by the Amalgamation or the Amalgamation Agreement;

(d)

general economic, financial, currency exchange, securities, banking or commodity market conditions in the United States, Canada or worldwide; or

(e)

the Amalgamation Agreement or the Amalgamation;

“Misrepresentation”, “Material Change” and “Material Fact” shall have the meanings ascribed thereto under the Applicable Canadian Securities Laws;

“Outside Date” means February 26, 2021;

“Parties” means, collectively, the parties to this Agreement, and “Party” means any one of them, or where implied by the context, means the Skye Life Parties or SuperDate, as the case may be;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, Governmental Authority, syndicate or other entity, whether or not having legal status;

“Private Placement” means the non-brokered/brokered private placement financing of SuperDate to be completed prior to or concurrently with the completion of the Transaction;

“Public Record” means all information filed by Skye Life with any securities commission or similar regulatory authority in compliance, or intended compliance, with Applicable Canadian Securities Laws and U.S. Securities Laws;

“Related Matters” means:

(a)

the entry into the Voting Agreement by shareholders representing at least a majority of the issued and outstanding shares of SuperDate; and,

Skye Life and SuperDate Amalgamation Agreement 2020

“Registrar” means the Registrar of Companies or the Deputy Registrar of Companies appointed pursuant to Section 400 of the BCA;

“Resulting Issuer” means Skye Life following the completion of the Amalgamation.

“Special Resolution” has the meaning ascribed thereto in the BCA;

“Securities Act” means the Securities Act (British Columbia), as amended, including the regulations promulgated thereunder;

“Securities Authorities” means, collectively, the securities commissions or similar securities regulatory authorities in each of the Provinces or Territories of Canada;

“Shareholder” includes a holder of shares of SuperDate, Skye Life, SubCo or Amalco as applicable;

“Skye Life” means Skye Life Ventures Ltd., a corporation incorporated under the laws of British Columbia;

“Skye Life Board of Directors” means the board of directors of Skye Life, as it may be comprised from time to time, including any duly constituted and acting committee thereof;

“Skye Life Disclosure Letter” means the disclosure letter of Sky Life prepared in connection with this Agreement;

“Skye Life Financial Statements” means, collectively:

(a)

the audited financial statements of Skye Life as at and for the fiscal year ended December 31, 2018,, together with the notes thereto and the auditor’s report thereon; and

(b)

such other interim financial statements of Skye Life that are available in the Public Record;

“Skye Life Information” means the information included in the Skye Life’s public disclosure record, including the Skye Life Financial Statements, and the Skye Life Disclosure Letter, describing Skye Life and SubCo and the business, operations and affairs of Skye Life and SubCo;

“Skye Life Options” means the stock options that may be granted by Skye Life under its stock option plan;

“Skye Life Parties” means, collectively and taken as a whole, Skye Life and SubCo and “Skye Life Parties” means either of them;

“Skye Life Shares” means the common shares in the capital of Skye Life;

“SubCo” means Skye Life Acquisition Corp., a wholly-owned subsidiary of Skye Life and a corporation incorporated under the laws of the Province of British Columbia;

"SubCo Amalgamation Resolution" means the resolution of the sole shareholder of SubCo approving the Amalgamation and approving the adoption of this Agreement;

“SubCo Board of Directors” means the board of directors of SubCo, as it may be comprised from time to time;

“SubCo Shares” means the common shares in the capital of SubCo;

Skye Life and SuperDate Amalgamation Agreement 2020

“subsidiary” has the meaning ascribed thereto in the Securities Act;

“SuperDate” means SuperDate Networks Inc., a corporation incorporated under the laws of the Province of British Columbia;

“SuperDate Board of Directors” means the board of directors of SuperDate as it may be comprised from time to time;

“SuperDate Disclosure Letter” means the disclosure letter of SuperDate prepared in connection with this Agreement;

“SuperDate Financial Statements” means, collectively, the audited financial statements of SuperDate, prepared in accordance with U.S. GAAP, as at and for the fiscal years ended December 31, 2018 and December 31, 2019, together with the notes thereto and the auditor’s report thereon, and interim, unaudited financial statements for the quarterly periods ended prior to the Effective Date;

“SuperDate Information” means the information provided by SuperDate to Skye Life or the SuperDate Shareholders, including the SuperDate Financial Statements and the SuperDate Disclosure Letter, describing SuperDate and the business, operations and affairs of SuperDate;

“SuperDate Options” means all stock options issued and outstanding which are exercisable to purchase SuperDate Shares;

“SuperDate Securityholders” means, collectively, SuperDate Shareholders, SuperDate Option holders and SuperDate Warrant holders;

“SuperDate Shareholders” means the holders of SuperDate Shares;

“SuperDate Shares” means the common voting shares in the capital of SuperDate as constituted on the date hereof;

“SuperDate Warrants” means all common share purchase warrants issued and outstanding which are exercisable to purchase SuperDate Shares;

“Superior Proposal” means an unsolicited bona fide Take-over Proposal which involves the acquisition or offer by the proposing Person of or for all or substantially all of the outstanding SuperDate Shares or assets of SuperDate and which, in the opinion of the SuperDate Board, acting reasonably and in good faith and after consultation with its outside legal counsel and financial advisors,

(a)

is likely to be completed on its terms taking into account all financial, regulatory and other aspects of such proposal;

(b)

is capable of being completed without undue delay, taking into account all aspects of such proposal and the Person making such proposal;

(c)

for which either the required financing to complete such Take-over Proposal has been obtained, or is likely to be obtained;

Skye Life and SuperDate Amalgamation Agreement 2020

(d)

that is not subject to a due diligence and/or access condition that would allow access to the books, records or personnel of SuperDate or its subsidiaries beyond 5:00 p.m. (Pacific time) on the tenth Business Day after which access is first afforded to the Person making the Take-over Proposal; and

(e)

would, if consummated in accordance with its terms (but not disregarding any risk of non-completion), result in a transaction that is superior to the Amalgamation from a financial point of view to SuperDate Shareholders, provided however, that no Take-over Proposal shall be a Superior Proposal if the Person making such Take-over Proposal is in default of any standstill obligation with SuperDate;

“Take-over Proposal” means a proposal or offer by an unrelated third party in writing, or by public announcement (including any takeover bid initiated by advertisement or circular), to acquire in any manner, directly or indirectly, beneficial ownership of all or a material portion of the assets of SuperDate or to acquire in any manner, directly or indirectly, beneficial ownership or control or direction over more than 20% of the outstanding SuperDate Shares whether by an arrangement, amalgamation, merger, consolidation, joint venture, partnership or other business combination, by means of a sale of SuperDate Shares, tender offer or exchange offer or similar transaction involving SuperDate, including without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of all or a material portion of the assets of SuperDate or to acquire in any manner, directly or indirectly, more than 20% of the SuperDate Shares (other than the transactions contemplated by the Amalgamation) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by the Amalgamation or which would or could reasonably be expected to materially reduce the benefits of the transactions contemplated by the Amalgamation and includes, where applicable, any amendment or variation thereof;

“Tax” or “Taxes” means any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Taxing Authority, whether computed on a separate, consolidated, unitary, combined or other basis, which taxes shall include, without limiting the generality of the foregoing, all income or profits, payroll and employee withholding taxes, employment insurance premiums, unemployment insurance, social insurance taxes, Canada Pension Plan contributions, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, environmental taxes, capital taxes, production taxes, withholding taxes, employee health taxes, surtaxes, customs, import and export taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which SuperDate or Skye Life, as applicable (or any of their respective subsidiaries), as the case may be, is required to pay, withhold, remit or collect;

“Tax Returns” means all reports, estimates, elections, notices, filings, designations, forms, declarations of estimated Tax, information statements and returns relating to, or required to be supplied to any Taxing Authority in connection with, any Taxes (including any attached schedules, estimated tax returns, withholding tax returns, and information returns and reports);

“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax (domestic or foreign);

“Transaction” means the three-cornered amalgamation, whereby SuperDate will amalgamate with SubCo, pursuant to which the SuperDate Securityholders and the current Skye Life Shareholders shall own all of the issued and outstanding securities of Skye Life;

Skye Life and SuperDate Amalgamation Agreement 2020

“Transfer Agent” means the Nevada Agency and Transfer Company;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. GAAP” means U.S. generally accepted accounting principles;

“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules, regulations and orders promulgated thereunder;

“U.S. Securities Laws” means the federal and state securities legislation of the United States and all rules, regulations and orders promulgated thereunder, as amended from time to time; and,

“Voting Agreement” means the voting support agreement to be entered into by SuperDate Securityholders, SubCo and Skye Life in the form to be agreed to among the Parties.

1.2 Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and subsections is for convenience of reference only and does not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof’, “herein” and “hereunder” and similar expressions refer to this Agreement and the exhibits hereto and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 Number and Gender

Words importing the singular number include the plural and vice versa, and words importing the use of any gender include all genders.

1.4 Date for Any Action

If any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action is required to be taken on the next succeeding day which is a Business Day and a business day, as applicable, in such place.

1.5 Entire Agreement

This Agreement together with the agreements and documents herein and therein referred to constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements (including the Letter Agreement), understandings, negotiations and discussions, whether oral or written, among the Parties with respect to the subject matter hereof.

1.6 Statute and Agreement References

Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time. References to any agreement or document shall be to such agreement or document (together with all schedules and exhibits thereto), as it may have been or may hereafter be amended, supplemented, replaced or restated from time to time.

Skye Life and SuperDate Amalgamation Agreement 2020

1.7 Currency

All sums of money that are referred to in this Agreement are expressed in lawful money of Canada unless otherwise noted.

1.8 Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature are required to be made shall be made in a manner consistent with U.S. GAAP.

1.9 Enforceability

All representations, warranties, covenants and opinions in or contemplated by this Agreement as to the enforceability of any covenant, agreement or document are subject to enforceability being limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, and the discretionary nature of certain remedies (including specific performance and injunctive relief and general principals of equity).

1.10 Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of a Party, it refers to the actual knowledge of the senior officers of the Party after due inquiry.

1.11 Exhibits

The following exhibit attached hereto is incorporated into and form an integral part of this Agreement:

Exhibit A: “Form of Articles of Amalgamation”

The Skye Life Disclosure Letter and the SuperDate Disclosure Letter (together, the “Disclosure Letters”) shall, for all purposes of this Agreement, also form an integral part of this Agreement. All sections of the Disclosure Letters delivered with this Agreement shall be arranged to correspond with the numbered and lettered sections and subsections contained in this Agreement, and the disclosures in the Disclosure Letters shall qualify only the corresponding sections and subsections contained in this Agreement, unless it is reasonably apparent on the face of such disclosure that such disclosure relates to other representations and warranties. The Parties will update the Disclosure Letters as necessary up to the Closing Date. The Disclosure Letters are confidential information and may not be disclosed unless: (i) it is required to be disclosed pursuant to Applicable Law, unless such Applicable Law permits the parties to refrain from disclosing the information for confidentiality or other purposes, or (ii) a party needs to disclose it in order to enforce or exercise its rights under this Agreement.

1.12 Interpretation Not Affected by Party Drafting

The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the interpretation of this Agreement.

Skye Life and SuperDate Amalgamation Agreement 2020

ARTICLE 2
THE AMALGAMATION

2.1

Agreement to Amalgamate and Implementation Steps

(a)

Upon the terms and subject to the conditions of this Agreement, SubCo and SuperDate shall amalgamate pursuant to the provisions of section 269 of the BCA as of the Effective Date and continue as one corporation under the BCA.

(b)

SuperDate covenants in favour of Skye Life and SubCo that SuperDate shall lawfully seek to have the Amalgamation Resolution approved at a duly convened and held general meeting of holders of SuperDate Shares as soon as reasonably practicable and, in any event, no later than October 30, 2020, or such other date as may be agreed to by SuperDate and Skye Life, provided that notwithstanding the foregoing SuperDate may at any time prior to the Outside Date obtain any SuperDate shareholder approval required to approve the Amalgamation by unanimous consent in lieu of holding a meeting of SuperDate shareholders.

(c)

Subject to obtaining the approval of the SuperDate Shareholders to the Amalgamation Resolution, SuperDate agrees that it shall, with the co-operation and participation of Skye Life and Subco, use reasonable commercial efforts to file with the Registrar the Articles of Amalgamation, to take effect at the Effective Time on the Effective Date and obtain a Certificate of Amalgamation in that regard.

(d)

Skye Life covenants in favour of SuperDate and SubCo that Skye Life shall in its capacity as the sole shareholder of SubCo sign the SubCo Amalgamation Resolution as soon as reasonably practicable and, in any event, no later than October 30, 2020, or such other date as may be agreed to by SuperDate and Skye Life.

(e)

Skye Life shall use reasonable best efforts to obtain all orders required, if any, from any applicable Governmental Authority to permit the issuance and first resale of the Skye Life Shares and the issuance of the Skye Life Warrants and Skye Life Options issuable pursuant to the Amalgamation, including the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Authority under any U.S., Canadian federal, provincial or territorial securities or other laws or pursuant to the rules and regulations of any Governmental Authority administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a “control person” for purposes of Applicable Securities Laws). In order to ensure compliance with the relevant securities legislation in the United States, all Parties acknowledge and agree that Skye Life may request that any SuperDate Shareholders resident in the United States provide such additional documentation as Skye Life may reasonably request in order to establish that such SuperDate Shareholder is eligible to receive any Skye Life Shares, Skye Life Warrants or Skye Life Options issuable pursuant to the Amalgamation.

(f)

If there is a failure to obtain, or if Skye Life, Subco or SuperDate reasonably anticipates that there shall be a failure to obtain approval of a Governmental Authority required in connection with the approval of the Amalgamation, then either Party shall, upon the request of any other Party, use its reasonable commercial efforts to assist the requesting Party to successfully implement and complete any alternative transaction structure that does not have negative financial consequences for any of the Parties. If the transaction structure is modified as a result of any event contemplated pursuant to this Section 2.1 or otherwise, the relevant provisions of this Agreement shall forthwith be deemed to be modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to reflect the revised transaction structure and the

Skye Life and SuperDate Amalgamation Agreement 2020

Parties shall, upon the reasonable request of any Party, execute and deliver an agreement in writing giving effect to and evidencing such amendments as may be reasonably required as a result of such modifications.

(g)

Skye Life and SuperDate shall cooperate in:

(i)

the preparation of any information circular required to be prepared and delivered to SuperDate shareholders in connection with the Amalgamatio and transactions contemplated in this Agreement and any application for the orders and the preparation of any documents reasonably deemed by Skye Life or SuperDate to be necessary to discharge their respective obligations under Applicable Laws in connection with the Amalgamation and the other transactions contemplated hereby;

(ii)

the taking of all such action as may be required under any Applicable Laws in connection with the issuance of the Skye Life Shares, Skye Life Warrants and Skye Life Options in connection with the Amalgamation; provided, however, that with respect to the United States “blue sky” and Canadian provincial qualifications, none of Skye Life, SuperDate or SubCo shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject; and

(iii)

the taking of all such action as may be required under the BCA or other Applicable Laws in connection with the transactions contemplated by this Agreement.

(h)

Each of Skye Life and SuperDate shall promptly furnish to the other all information concerning it and its security holders as may be required for the effectuation of the actions described in this Section 2.1 and the and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Amalgamation and the other transactions contemplated by this Agreement will contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

(i)

On the Effective Date and subject to the satisfaction or waiver of the conditions herein contained in favour of Skye Life, Skye Life shall provide to the Transfer Agent an irrevocable direction to issue the maximum number of Skye Life Shares issuable pursuant to the Amalgamation in accordance with this Section 2.1.

(j)

Skye Life and SubCo each agree that it shall, with the co-operation and participation of SuperDate, use reasonable commercial efforts to file with the Registrar the Articles of Amalgamation to take effect at the Effective Time on the Effective Date, and obtain a Certificate of Amalgamation.

2.2

Amalgamated Corporation

Unless and until otherwise determined in the manner required by law, by Amalco or by its directors or the holder of the Amalco Shares, the following provisions shall apply:

(a)

Name. The name of Amalco shall be “SuperDate Networks Inc.”

Skye Life and SuperDate Amalgamation Agreement 2020

(b)

Initial Directors. Subject to the terms and conditions of this Agreement, the first new directors of Amalco following completion of the Amalgamation shall be the persons whose names and municipalities of residence appear below:

Name	Municipalities of Residence
Clark Kedziora	Vancouver, British Columbia

Such directors shall hold office until the first annual meeting of shareholders of Skye Life or until the earlier of their resignation or until their successors are elected or appointed.

(c)

Registered and Records Office. The registered and records office of Amalco shall be as set out in the Amalgamation Application attached hereto as Exhibit “A”.

(d)

Authorized Capital and Restrictions on Share Transfers. The authorized share structure of Amalco shall consist of an unlimited number of Amalco Shares. No shares of Amalco may be transferred except in compliance with the restrictions set out in the Articles of Amalco.

(e)

 Fiscal Year. The fiscal year end of Amalco shall be December 31st of each calendar year.

(f)

 Business. There shall be no restriction on the business which Amalco is authorized to carry on.

(h)

Initial Officers. The first officers of Amalco shall be the persons whose names and titles appear below:

Name	Municipalities of Residence
Clark Kedziora, CEO, CFO and Secretary	Vancouver, British Columbia

Such officers shall hold office until the earlier of their resignation or until their successors are appointed.

2.3

Effect of Amalgamation

At the Effective Time:

(a)

SubCo and SuperDate shall amalgamate and SubCo will be the surviving corporation to the Amalgamation;

(b)

SubCo will remain a wholly-owned subsidiary of Skye Life following the Amalgamation;

(c)

Each issued and outstanding SubCo Share shall be converted into one Amalco Share;

(d)

Subject to subsection 2.3(g), each holder of SuperDate Shares as of the Effective Date (other than SuperDate Dissenting Shareholders described in Section 2.7) shall receive fully paid and non-assessable Skye Life Shares, in consideration of the cancellation of such holder’s SuperDate shares based on the Exchange Ratio

(e)

Subject to subsection 2.3(g), each of the then outstanding SuperDate Options will be cancelled and in its place Skye Life shall grant to the holder thereof such number of Resulting Issuer Options as determined in accordance with the Exchange Ratio, on the same terms and conditions as the cancelled SuperDate Options, except to the extent their terms may be adjusted (in accordance with the terms of such SuperDate Option and the Exchange Ratio) to reflect the Amalgamation;

Skye Life and SuperDate Amalgamation Agreement 2020

(f)

Subject to subsection 2.3(g), each the then outstanding SuperDate Warrant will be cancelled and in its place Resulting Issuer shall issue such number of Resulting Issuer Warrants as determined in accordance with the Exchange Ratio, on the same terms and conditions as the cancelled SuperDate Warrants, except to the extent their terms may be adjusted (in accordance with the terms of such SuperDate Warrant and the Exchange Ratio) to reflect the Amalgamation;

(g)

No fractional Skye Life Shares will be issued. In the event that an SuperDate Securityholder would otherwise be entitled to a fractional Skye Life Share hereunder, the number of Skye Life Shares issued to such SuperDate Securityholder shall be rounded up to the next greater whole number of Skye Life Shares if the fractional entitlement is equal to or greater than 0.5 and shall, without any additional compensation, be rounded down to the next lesser whole number of Skye Life Shares if the fractional entitlement is less than 0.5. In calculating such fractional interests, all SuperDate Shares registered in the name of each SuperDate Securityholder shall be aggregated;

(h)

Resulting Issuer Shares, Resulting Issuer Options, and Resulting Issuer Warrants issued to SuperDate shareholders will bear a Canadian restrictive legend in substantially the following form:

UNLESS PERMITTED UNDER SECTION 11 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKETS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION OF CANADA UNLESS (A) THE SECURITY HOLDER TRADES THE SECURITY THROUGH AN INVESTMENT DEALER REGISTERED IN A JURISDICTION OF CANADA FROM AN ACCOUNT AT THAT DEALER IN THE NAME OF THAT SECURITY HOLDER, AND (B) THE DEALER EXECUTES THE TRADE THROUGH ANY OF THE OVER-THE-COUNTER MARKETS IN THE UNITED STATES OF AMERICA.

(i)

Resulting Issuer Shares, Resulting Issuer Options, and Resulting Issuer Warrants issued to U.S. Persons shall be “restricted securities” as defined in Rule 144 of the U.S. Securities Act and shall bear a legend in customary form restricting transfer without registration under the U.S. Securities Act unless an exemption from registration is available in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS OR, (C) (1) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER;

(j)

Resulting Issuer Options and Resulting Issuer Warrants will not be exercisable in the United States or by or on behalf of a U.S. Person unless an exemption from registration is available under the U.S. Securities Act and applicable state securities laws is available;

(k)

all of the property and assets of each of SuperDate and SubCo shall be the property and assets of SubCo following the Amalgamation and SubCo shall be liable for all of the liabilities and obligations of each of

Skye Life and SuperDate Amalgamation Agreement 2020

SuperDate and SubCo following the Amalgamation, including civil, criminal and quasi criminal, and all contracts, liabilities and debts of SuperDate and SubCo;

(l)

all rights of creditors against the property, assets, rights, privileges and franchises of SuperDate and SubCo and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of SuperDate and SubCo shall thenceforth attach to and be enforced against SubCo;

(m)

no action or proceeding by or against SuperDate or SubCo shall abate or be affected by the Amalgamation but, for all purposes of such action or proceeding, the name of SubCo after Amalgamation shall be substituted in such action or proceeding in place of SuperDate or SubCo, as the case may be; and,

(n)

with respect to each SuperDate Share, SuperDate Warrant and SuperDate Option and SubCo Share dealt with in accordance with Subsections 2.3(d) through (f):

a.

the holders of SuperDate Shares, SuperDate Warrants and SuperDate Options shall cease to be the holders of such SuperDate Shares, SuperDate Warrants and SuperDate Options;

b.

Skye Life shall continue to hold the SubCo Shares;

c.

the certificates (if any) evidencing such SuperDate Shares, SuperDate Warrants and SuperDate Options shall be deemed to have been cancelled; and

d.

each issued and outstanding SuperDate Share held by an SuperDate Dissenting Shareholders will become an entitlement to be paid the fair value of such share.

2.4

Stated Capital

Upon completion of the Amalgamation, the paid-up capital of the Amalco Shares will be equal to the paid-up capital of the SuperDate Shares plus the paid-up capital of the SubCo Shares.

2.5

Articles of Amalco

The Articles of Amalco, until repealed, amended or altered, shall be the Articles of SubCo.

2.6

Exchange of Share Certificates

Upon surrender to Skye Life of a certificate which immediately prior to the Effective Time evidenced SuperDate Shares, SuperDate Warrants or SuperDate Options in respect of which the holder is entitled to receive respectively, Skye Life Shares, Skye Life Warrants or Skye Life Options in connection with the Amalgamation, and at the direction of Skye Life, and if requested by Skye Life, a letter of transmittal, Skye Life will cause the Skye Life Transfer Agent to deliver to such holder, a certificate representing that number of Skye Life Shares, Skye Life Warrants or Skye Life Options which such holder has the right to receive and any certificates so surrendered shall forthwith be cancelled.  No dividends and distributions will be payable to holders of certificates in respect of SuperDate Shares.  In the event of a transfer of ownership of SuperDate Shares, SuperDate Warrants or SuperDate Options that was not registered in the register of, respectively, shareholders, warrantholders or optionholders of SuperDate, a certificate representing the proper number of Skye Life Shares, Skye Life Warrants or Skye Life Options as applicable, may be issued to the transferee if the certificate evidencing such SuperDate Shares, SuperDate Warrants or SuperDate Options is presented to the Skye Life Transfer Agent as provided above, accompanied by all documents required to evidence and effect such transfer.  Until surrendered, as contemplated by this Section 2.6, each certificate which immediately prior to the Effective Time evidenced one or more SuperDate Shares, SuperDate Warrants or SuperDate Options that were exchanged for Skye Life Shares, Skye Life Warrants or

Skye Life and SuperDate Amalgamation Agreement 2020

Skye Life Options pursuant to Section 2.3, shall be deemed at all times after the Effective Time, to evidence only the right to receive upon such surrender a certificate representing that number of Skye Life Shares which such holder has the right to receive.

Any certificate which immediately prior to the Effective Time evidenced outstanding SuperDate Shares, SuperDate Warrants or SuperDate Options that are not held by a SuperDate Dissenting Shareholder who is ultimately entitled to be paid fair value of SuperDate Shares held by such SuperDate Dissenting Shareholder but was deemed to have been exchanged pursuant to Section 2.3, that has not been deposited with all other instruments required by Section 2.6, as applicable, on or before the first anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a holder of Skye Life Shares, Skye Life Warrants or Skye Life Options.  On such date, unless otherwise agreed to by Skye Life, the Skye Life Shares (and any dividends or distribution with respect thereto), Skye Life Warrants or Skye Life Options to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Skye Life, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder.  None of Skye Life, SuperDate, SubCo or the Skye Life Transfer Agent shall be liable to any Person in respect of any Skye Life Shares (or dividends and/or distribution), Skye Life Warrants or Skye Life Options delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar law.

2.7

Dissenting Shareholders

If SuperDate does hold a meeting of shareholders to approve the Amalgamation resolution instead of having the Amalgamation approved by unanimous consent:

(a)

SuperDate Shares which are held by a Dissenting Shareholder shall not be exchanged for Resulting Issuer Shares pursuant to the Amalgamation. However, if a Dissenting Shareholder fails to perfect or effectively withdraws such Dissenting Shareholder’s claim under Division 2 of Part 8 of the BCA or forfeits such Dissenting Shareholder’s right to make a claim under Division 2 of Part 8 of the BCA or if his rights as a SuperDate Shareholder are otherwise reinstated, such SuperDate Shareholder’s SuperDate Shares shall thereupon be deemed to have been exchanged for Resulting Issuer Shares as of the Effective Date as prescribed herein; and,

(b)

Registered SuperDate Shareholders entitled to vote on the Amalgamation Resolution may exercise Dissent Rights with respect to their SuperDate Shares in connection with the Amalgamation pursuant to and in the manner set forth in Division 2 of Part 8 of the BCA. SuperDate shall give Skye Life prompt notice of any written notice of a dissent, withdrawal of such notice, and any other instruments served pursuant to such Dissent Rights and received by SuperDate and shall promptly provide Skye Life with copies of such notices and written objections and all other correspondence related thereto.

Skye Life and SuperDate Amalgamation Agreement 2020

2.8

Completion of the Amalgamation and Effective Date

Upon the satisfaction or waiver of the other conditions herein contained in favour of each party, SuperDate and SubCo shall immediately deliver to the Registrar Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation. The Amalgamation shall become effective at the Effective Time on the Effective Date.

2.9

Form 8-K

As promptly as practical following the Effective Time, and in compliance with Applicable Laws (including Applicable Canadian Securities Laws):

(a)

Skye Life shall prepare a Form 8-K and SuperDate shall provide to Skye Life the necessary SuperDate Information to ensure that the Form 8-K provides the SEC with information in compliance in all material respects with all Applicable Laws and applicable SEC policies on the date of filing thereof; and

(b)

Skye Life and SuperDate shall cooperate in the preparation and filing of the Form 8-K. Skye Life shall provide SuperDate and its representatives with a reasonable opportunity to review and comment on the Form 8-K and any other relevant documentation and shall incorporate all reasonable comments made by SuperDate and its counsel and the Form 8-K shall be reasonably satisfactory to SuperDate before it is filed or distributed to the applicable regulatory authorities and other Governmental Authorities.

2.10

Preparation of Filings

(a)

Skye Life and SuperDate shall cooperate in the taking of all such action as may be required under the BCA, Applicable Canadian Securities Laws and U.S. Securities Laws in connection with the transactions contemplated by this Agreement and the Amalgamation.

(b)

Each of Skye Life and SuperDate shall promptly furnish to the other all information concerning it as may be required for the effectuation of the actions described in Section 2.1 and the provisions of this Section 2.10, and each covenants that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the Amalgamation and the other transactions contemplated by this Agreement will contain any Misrepresentation or any untrue statement of a Material Fact or omit to state a Material Fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

2.11

Tax Withholdings

Skye Life and SubCo shall be entitled to deduct and withhold from any consideration otherwise payable to any non-resident holder (“Holder”) of SuperDate Shares who has exercised Dissent Rights such amounts as Skye Life, SubCo or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA, or any provision of federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that Skye Life and/or SubCo are entitled to withhold amounts pursuant to the ITA in respect of Skye Life Shares that are deliverable to Holders who are not resident in Canada for the purposes of the ITA (the “Subject Securities”), such withholdings shall be made “in kind” by delivering or causing to be delivered to an escrow agent, acceptable to Skye Life, the appropriate portion of such

Skye Life and SuperDate Amalgamation Agreement 2020

Subject Securities, as determined by Skye Life, acting reasonably, to be held by the escrow agent pending the issuance of certificates to such non-resident Holders pursuant to the ITA, and, with authority of the escrow agent, in the event such certificates are not obtained (which may, if appropriately notified by the Canada Revenue Agency, be after the time specified in the ITA), to sell a sufficient number of such Subject Securities to generate net cash proceeds sufficient to allow Skye Life to remit the required amounts to the Receiver General pursuant to the ITA.

2.12

Skye Life Guarantee

Skye Life hereby unconditionally and irrevocably guarantees the due and punctual performance by SubCo of each and every covenant and obligation of SubCo arising under the Amalgamation. Skye Life hereby agrees that SuperDate shall not have to proceed first against SubCo before exercising its rights under this guarantee against Skye Life.

2.13

United States Tax Considerations

The Amalgamation is intended to qualify either (i) as a reorganization under Section 368(a) of the Code. The Parties hereto agree to treat the Amalgamation as a reorganization within the meaning of Section 368(a) of the Code for all U.S. federal income tax purposes, and to not take any position on any U.S. tax return or otherwise take any tax reporting position for U.S. federal income tax purposes inconsistent with such treatment, unless otherwise required by a “determination” within the meaning of Section 1313 of the Code that such treatment is not correct. Excluding the transactions contemplated by this Agreement and the Amalgamation, no party hereto currently has any intention, and at Closing will not have any intention to take any action, fail to take any action, cause any action to be taken or cause any action not to be taken that could reasonably be expected to prevent the Amalgamation from qualifying as a “reorganization” within the meaning of Section 368(a)(1) of the Code with respect to SuperDate and the SuperDate Shareholders.

ARTICLE 3
COVENANTS

3.1

Covenants of Skye Life and SubCo

Each of Skye Life and SubCo covenant and agree that, from the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement in accordance with Article 7, except with the prior written consent of SuperDate (such consent not to be unreasonably withheld or delayed), and except as otherwise expressly permitted or specifically contemplated by this Agreement or required by Applicable Laws:

(a)

Skye Life and SubCo will use their reasonable commercial efforts to satisfy or cause the satisfaction of the conditions set forth in Section 5.1 and Section 5.3 as soon as reasonably practicable, to the extent the fulfillment of the same is within the control of Skye Life or SubCo, as the case may be;

(b)

Skye Life and SubCo will make all necessary filings and applications under Applicable Laws required on the part of Skye Life or SubCo, as the case may be, in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such Applicable Laws;

(c)

neither Skye Life nor SubCo shall take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement, which might directly or indirectly interfere with or affect the consummation of the Amalgamation in accordance with the terms and conditions herein;

Skye Life and SuperDate Amalgamation Agreement 2020

(d)

Skye Life and SubCo shall jointly and severally indemnify and save harmless SuperDate and their respective directors, officers, employees, advisors and agents from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which SuperDate, its subsidiaries and its directors, officers, employees, advisors or agents may be subject or which SuperDate and its directors, officers, employees, advisors or agents may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(i)

any Misrepresentation or alleged Misrepresentation in the Skye Life Information or in any material filed by Skye Life or SubCo in compliance or intended compliance with any Applicable Laws for the purposes of completing the Amalgamation;

(ii)

any order made or any inquiry, investigation or proceeding by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission of a Material Fact or any Misrepresentation or any alleged Misrepresentation in any material filed by or on behalf of Skye Life or SubCo in compliance or intended compliance with Applicable Laws; and

(iii)

Skye Life or SubCo not complying with any requirement of Applicable Laws in connection with the transactions contemplated in this Agreement;

except that neither Skye Life nor SubCo shall be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of or are based upon any Misrepresentation or alleged Misrepresentation based on the SuperDate Information, the negligence of SuperDate or the non-compliance by SuperDate with any requirement of Applicable Laws in connection with the transactions contemplated in this Agreement;

(e)

subject to Section 9.3, except for non-substantive communications with third parties and communications with their legal and other advisors, Skye Life and SubCo will furnish promptly to SuperDate:

(i)

a copy of each notice, report, schedule or other document delivered, filed or received by Skye Life or SubCo in connection with the Amalgamation from any Governmental Authority;

(ii)

any filings under Applicable Laws in connection with the Amalgamation; and

(iii)

any documents related to dealings with Governmental Authorities in connection with the transactions contemplated herein;

(f)

neither Skye Life nor SubCo shall take any action that would render, or may reasonably be expected to render, any representation or warranty made by Skye Life or SubCo, as the case may be, in this Agreement untrue in any material respect;

(g)

Skye Life and SubCo shall use reasonable commercial efforts to obtain and maintain any third-party approvals applicable to either of them as may be required to carry out the transactions contemplated by the Amalgamation and provide the same to SuperDate on or prior to the Effective Date;

(h)

Skye Life and SubCo shall take all commercially reasonable actions to give effect to the transactions contemplated by this Agreement and the Amalgamation, including, without limitation, executing any necessary treasury directi ons or related documents with the transfer agent of Skye Life to give effect to the issuance of Skye Life Shares pursuant to the Amalgamation; and

Skye Life and SuperDate Amalgamation Agreement 2020

(i)

Skye Life, subject to section 2.11, shall, on the Effective Date, provide to the Transfer Agent an irrevocable direction authorizing and directing the Transfer Agent to issue the Skye Life Shares issuable under the Amalgamation to holders of the SuperDate Shares and shall irrevocably direct the Transfer Agent to distribute the Skye Life Shares to the holders of the SuperDate Shares in accordance with the terms of the Amalgamation.

3.2 Additional Covenants of Skye Life and SubCo

(a)

Skye Life and SubCo further covenant and agree that:

(i)

prior to the Effective Time, SubCo shall not carry on any business, enter into any transaction or effect any corporate act whatsoever, other than as contemplated herein or as reasonably necessary to carry out the transactions contemplated by the Amalgamation unless previously consented to in writing by SuperDate, acting reasonably;

(ii)

until the Effective Date, they will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement. Without limiting the generality of the foregoing, they will not:

(A)

make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its securityholders;

(B)

 issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor; or

(C)

make any payment to any director, officer or employee;

(b)

until the Effective Date, they will not alter or amend their constating documents as the same exist at the date of this Agreement, except in connection with the Amalgamation;

(c)

they will authorize Skye Life and Skye Life's Advisors to conduct due diligence searches with respect to SuperDate and its business and furnish to SuperDate such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Skye Life and SubCo as may reasonably be requested by SuperDate, which information shall be true and complete in all material respects and shall not contain an untrue statement of any Material Fact or omit to state any Material Fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and will notify SuperDate of any significant development or Material Change relating to Skye Life or SubCo promptly after becoming aware of any such development or change;

(d)

they will ensure that the Skye Life Information contained in any related documentation to be distributed in connection with the solicitation of shareholder approval by SuperDate for the Amalgamation Resolution are true, correct and complete in all material respects and do not contain any untrue statement of any Material Fact or omit to state any Material Fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made;

Skye Life and SuperDate Amalgamation Agreement 2020

(e)

Skye Life will use reasonable commercial efforts to do all such other acts and things as may be necessary or desirable in order to give effect to the Amalgamation and, without limiting the generality of the foregoing, Skye Life will:

(i)

obtain directors approval of the Voting Agreement prior to the Effective Date;

(ii)

use reasonable commercial efforts to satisfy the conditions set out in Sections 5.1 and 5.3 hereof as soon as possible; and

(iii)

use reasonable commercial efforts to apply for and obtain such other consents, orders, acceptances, or approvals as counsel for Skye Life may advise are necessary or desirable for the implementation of the Amalgamation;

(f)

they will cause Skye Life as the sole shareholder of SubCo to approve by Special Resolution, the Amalgamation, together with such matters as are required to affect the Amalgamation;

(g)

afford SuperDate and its representatives, legal and advisors and prospective lenders and their representatives (collectively, the “SuperDate’s Advisors”) full and free access to Skye Life’s personnel, properties, Contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of Skye Life’s business;

(h)

they will promptly advise SuperDate in writing:

(i)

of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of Skye Life contained in this Agreement to be untrue or inaccurate in any material respect on the Effective Date (or in the case of any representation or warranty made as of a specified date, as of such specified date); and

(ii)

of any material breach by Skye Life of any covenant, obligation or agreement contained in this Agreement.

3.3 Covenants of SuperDate

From the date hereof until the earlier of the Effective Date and the termination of this Agreement in accordance with Article 7, except with the prior written consent of Skye Life (such consent not to be unreasonably withheld), and except as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)

SuperDate will use its reasonable commercial efforts to have at least a majority of its shareholders execute the Voting Agreement prior to the Outside Date and obtain SuperDate shareholder approval of the Amalgamation Resolution as soon as reasonably practicable, and in any event, on or before the Outside Date.

(b)

SuperDate will use its reasonable commercial efforts to satisfy or cause the satisfaction of the conditions set forth in Section 5.1 and Section 5.2 as soon as reasonably practicable, to the extent the fulfillment of the same is within the control of SuperDate;

(c)

SuperDate will use its reasonable commercial efforts to assist Skye Life in carrying out the intent and effect of this Agreement and the Amalgamation;

Skye Life and SuperDate Amalgamation Agreement 2020

(d)

SuperDate will make all necessary filings and applications under Applicable Laws required on the part of SuperDate in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such Applicable Laws;

(e)

SuperDate shall not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement, which might directly or indirectly interfere with or affect the consummation of the Amalgamation in accordance with the terms and conditions herein;

(f)

SuperDate will not, and will not permit any of its subsidiaries to, merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement and, without limiting the generality of the foregoing, SuperDate will not, and will not permit any of its subsidiaries to:

(i)

make any distribution by way of dividend, return of capital or otherwise to or for the benefit of SuperDate’s Securityholders;

(ii)

issue any of its shares (other than on exercise of presently outstanding convertible securities) or other securities convertible into shares or enter into any commitment or agreement therefor; or

(iii)

make any payment to any director, officer or employee other than the ordinary course of its business;

(g)

until the Effective Date, SuperDate shall not alter or amend its constating documents as the same exist at the date of this Agreement;

(h)

SuperDate shall not take any action that would render (or may reasonably be expected to render) any representation or warranty made by SuperDate in this Agreement untrue in any material respect;

(i)

SuperDate shall furnish to Skye Life such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of SuperDate as may reasonably be requested by Skye Life, which information shall be true and complete in all material respects and shall not contain an untrue statement of any Material Fact or omit to state any Material Fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and will notify Skye Life of any significant development or Material Change relating to SuperDate promptly after becoming aware of any such development or change;

(j)

SuperDate shall ensure that the information and financial statements related to and provided by SuperDate in any related documentation to be distributed in connection with the solicitation of approval for the Amalgamation Resolution shall be true, correct, and complete in all material respects and shall not contain any untrue statement of any Material Fact or omit to state any Material Fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made;

(k)

SuperDate shall use reasonable commercial efforts to do all such other acts and things as may be necessary or desirable in order to give effect to the Amalgamation and, without limiting the generality of the foregoing, SuperDate shall:

Skye Life and SuperDate Amalgamation Agreement 2020

(i)

seek approval of the SuperDate Shareholders by Special Resolution of the Amalgamation or unanimous resolution, together with such matters as are required to affect the Amalgamation;

(ii)

use reasonable commercial efforts to satisfy the conditions set out in Sections 5.1 and 5.2 hereof as soon as possible;

(iii)

use reasonable commercial efforts to apply for and obtain such other consents, orders, acceptances, or approvals as counsel for SuperDate may advise are necessary or desirable for the implementation of the Amalgamation;

(iv)

SuperDate shall promptly notify Skye Life in writing of any Material Adverse Change with respect to SuperDate or of any change in any representation or warranty provided by SuperDate in this Agreement which change is or may be of such a nature as to render any representation or warranty misleading or untrue in any material respect and SuperDate shall in good faith discuss with Skye Life any such change in circumstances (actual, anticipated, contemplated, or to the knowledge of SuperDate, threatened) which is of such a nature that there may be a reasonable question as to whether notice need be given to Skye Life pursuant to this provision;

(l)

SuperDate shall promptly advise Skye Life in writing of any material breach by SuperDate of any covenant, obligation or agreement contained in this Agreement;

(m)

SuperDate shall ensure that the SuperDate management information circular to be circulated to its shareholders will not contain a Misrepresentation and will provide SuperDate Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them and include the unanimous recommendation of the SuperDate Board of Directors that the SuperDate Shareholders vote in favour of the Amalgamation Resolution;

(n)

Skye Life and its legal counsel shall be given a reasonable opportunity to review and comment on drafts of the SuperDate management information circular and other documents related thereto, and reasonable consideration shall be given to any comments made by Skye Life and its counsel;

(o)

SuperDate shall indemnify and save harmless Skye Life and SubCo and their respective directors, officers, employees, advisors and agents from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Skye Life and SubCo or their respective directors, officers, employees, advisors or agents may be subject or which Skye Life and SubCo or their respective directors, officers, employees, advisors or agents may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(i)

any Misrepresentation or alleged Misrepresentation in the SuperDate Information included in the Form 8-K or in any material submitted by SuperDate to Skye Life in compliance or intended compliance with any Applicable Laws;

(ii)

any order made or any inquiry, investigation or proceeding by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission of a Material Fact or any Misrepresentation or any alleged Misrepresentation in the SuperDate Information included in the Form 8-K or in any material submitted by SuperDate to Skye Life in compliance or intended compliance with any Applicable Laws; and

(iii)

SuperDate not complying with any requirement of Applicable Laws in connection with the transactions contemplated in this Agreement;

Skye Life and SuperDate Amalgamation Agreement 2020

except that SuperDate shall not be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of or are based upon any Misrepresentation or alleged Misrepresentation of a Material Fact based solely on the Skye Life Information included in the Form 8-K or other public filings or information circulated to Shareholders, the negligence of Skye Life or SubCo or the non-compliance by Skye Life or SubCo with any requirement of Applicable Laws in connection with the transactions contemplated by this Agreement;

(p)

except for non-substantive communications with third parties and communications to legal and other advisors of SuperDate, SuperDate will furnish promptly to Skye Life, SubCo or Skye Life’s counsel:

(i)

a copy of each notice, report, schedule or other document delivered, filed or received by SuperDate in connection with the Amalgamation from any Governmental Authority

(ii)

any filings under Applicable Laws in connection with the Amalgamation; and

(iii)

any documents related to dealings with Governmental Authorities in connection with the transactions contemplated herein;

(q)

management of SuperDate shall solicit Shareholder approval for the Amalgamation Resolution;

(r)

SuperDate shall obtain Shareholder approval of the Amalgamation Resolution in accordance with the Articles of SuperDate, the BCA, Applicable Canadian Securities Laws and any instrument governing the Shareholder approval, as applicable, and as otherwise required by Applicable Laws;

(s)

SuperDate shall use reasonable commercial efforts to obtain and maintain the third-party approvals applicable to it and provide the same to Skye Life on or prior to the Effective Date;

(t)

SuperDate will take all commercially reasonable actions to give effect to the transactions contemplated by this Agreement and the Amalgamation; and

(u)

SuperDate shall promptly advise Skye Life of the number of SuperDate Shares for which SuperDate receives notices of dissent or written objections to the Amalgamation.

3.4 Mutual Covenants Regarding the Amalgamation

From the date of this Agreement until the earlier of the Effective Date and the termination of this Agreement in accordance with Article 7, each of Skye Life and SuperDate will use its reasonable commercial efforts to: (i) satisfy (or cause the satisfaction of) the conditions precedent to its obligations (and those of any of its subsidiaries) hereunder; (ii) not take, or cause to be taken, any action or cause anything to be done that would cause such obligations not to be fulfilled in a timely manner; and (iii) take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under Applicable Laws to complete the Amalgamation, including using reasonable commercial efforts:

(a)

to obtain all necessary consents, assignments, waivers and amendments to or terminations of any agreements and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(b)

to affect all necessary registrations, filings and submissions of information requested by Governmental Authorities required to be affected by it in connection with the Amalgamation;

Skye Life and SuperDate Amalgamation Agreement 2020

(c)

to oppose, lift or rescind any injunction or restraining or other order seeking to stop, or otherwise adversely affecting its ability to consummate, the Amalgamation and to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging this Agreement or the consummation of the transactions contemplated hereby; and,

(d)

to reasonably cooperate with the other Party and its tax advisors in structuring the Amalgamation and other transactions contemplated to occur in conjunction with the Amalgamation in a tax effective manner and assist the other Party and its tax advisors in making such investigations and enquiries with respect to such Party in that regard, as the other Party and its tax advisors shall consider necessary, acting reasonably.

Each of Skye Life and SuperDate will use its reasonable commercial efforts to cooperate with the other in connection with the performance by the other of their obligations under this Section 3.4 and this Agreement including, without limitation, continuing to provide reasonable access to information and to maintain ongoing communications as between officers of Skye Life and SuperDate, subject in all cases to the Confidentiality Provisions.

3.5 Covenants Regarding Non-Solicitation

From the date hereof until completion of the transactions contemplated herein or the earlier termination thereof, each of the Parties will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into discussions or negotiations with any person other than the other party hereto, with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof of such party, unless such action, matter or transaction is part of the transactions contemplated in this Agreement or is necessary to carry on the normal course of business or is required as a result of the duties of the directors and officers of the applicable Party as a result of and pursuant to a Superior Proposal.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Skye Life and SubCo

Skye Life and SubCo represent and warrant to and in favour of SuperDate, and acknowledge that SuperDate is relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that, except as otherwise disclosed in the Skye Life Disclosure Letter:

(a)

Each of Skye Life and SubCo is a corporation duly incorporated and validly subsisting under the Applicable Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its assets and properties as now owned and to carry on its business as now conducted.

(b)

Each of Skye Life and SubCo has the requisite corporate power and authority to execute this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by Skye Life and SubCo of the transactions contemplated by the Amalgamation have been duly authorized by the Skye Life Board of Directors and the SubCo Board of Directors and no other proceedings on the part of Skye Life or SubCo are necessary to authorize this Agreement or the Amalgamation. This Agreement has been duly executed and delivered by each of Skye Life and SubCo and constitutes a legal, valid and binding obligation of each of Skye Life and SubCo enforceable against each of Skye Life and SubCo in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium

Skye Life and SuperDate Amalgamation Agreement 2020

and other Applicable Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(c)

Except as contemplated by this Agreement:

(i)

neither the execution and delivery of this Agreement by Skye Life or SubCo nor the consummation of the transactions contemplated by the Amalgamation nor compliance by the Skye Life Parties with any of the provisions hereof will:

(A)

violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Skye Life Parties or cause any indebtedness to come due before its stated maturity or cause any credit to cease to be available, under any of the terms, conditions or provisions of: (1) the certificate of incorporation, articles or by-laws of either Skye Life Party; or (2) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which a Skye Life Party is a party or to which any of them, or any of their respective properties or assets, may be subject or by which a Skye Life Party is bound; or

(B)

subject to compliance with applicable statutes and regulations, violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Skye Life Parties or any of their properties or assets (except, in the case of each of clauses (A) and (B) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of encumbrances which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate significantly impede the ability of the Skye Life Parties to consummate the transactions contemplated by the Amalgamation); and

(ii)

other than in connection with or in compliance with the provisions of Applicable Laws in relation to completion of the Amalgamation or which are required to be fulfilled post Amalgamation:

(A)

there is no legal impediment to the Skye Life Parties’ consummation of the Amalgamation; and

(B)

there is no filing or registration with, or authorization, consent or approval of, any Governmental Authority required in connection with the consummation of the Amalgamation, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals which, if not received, would not, individually or in the aggregate significantly impede the ability of the Skye Life Parties to consummate the Amalgamation.

(d)

The authorized capital of Skye Life consists of an unlimited number of common shares with no par value of which as of the date hereof, 8,270,000 common shares were issued and outstanding.

(e)

The authorized capital of SubCo consists of an unlimited number of common shares and an unlimited number of preferred shares of which as of the date hereof one hundred (100) common shares of SubCo are issued and outstanding and held by Skye Life.

Skye Life and SuperDate Amalgamation Agreement 2020

(f)

Except for the Skye Life Warrants and as contemplated by this Agreement, no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature) for the purchase or issue of or conversion into any of the unissued shares of Skye Life or any of its subsidiaries.

(g)

The Skye Life Financial Statements appearing on EDGAR present fairly the financial position of Skye Life at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements, and have been prepared in accordance with U.S. GAAP.

(h)

Skye Life has furnished or made available (which includes making them available on www.sec.gov) to the holders of the SuperDate Shares, SuperDate Warrants and SuperDate Options a true and complete copy of each report and document filed by Skye Life with the Securities Authorities (collectively, and as such documents have since the time of their filing been amended, the “Skye Life Documents”). As of their respective dates, the Skye Life Documents complied in all material respects with the requirements of Applicable Securities Laws.  The Skye Life Documents constitute all of the documents and reports that Skye Life was required to file with and the rules and regulations promulgated thereunder by Applicable Securities Laws.  No Securities Authority has initiated any inquiry, investigation or Proceeding in respect of Skye Life and Skye Life is not aware of any event and does not have any information which would result in any Securities Authority initiating an inquiry, investigation or proceeding or otherwise affect Skye Life or the Skye Life Shares.

.

(i)

Since the date of the Skye Life Financial Statements and except with respect to expenses being incurred in connection with the transactions contemplated herein:

(i)

there has not been any Material Adverse Change respecting Skye Life from the financial position set forth in the Skye Life Financial Statements;

(ii)

there have been no Material Facts, transactions, events or occurrences which to the knowledge of Skye Life, could reasonably be expected to result in a Material Adverse Change respecting Skye Life;

(iii)

Skye Life has conducted its business only in the ordinary and normal course, consistent with past practice; and

(iv)

no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to Skye Life has been incurred other than in the ordinary and normal course of business, consistent with past practice.

(j)

There are reasonable grounds for believing that no creditor of Skye Life or SubCo will be materially prejudiced by the Amalgamation.

(k)

Each of Skye Life and SubCo is presently able to pay its liabilities as they become due.

(l)

There are no known or anticipated material liabilities of Skye Life or SubCo of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, in respect of which Skye Life or SubCo is or may become liable other than the liabilities disclosed on, reflected in or provided for in the Skye Life Financial Statements or incurred in the ordinary course of business.

(m)

Skye Life has the following wholly owned subsidiaries, has no other subsidiaries and is not a party to any agreement to acquire or lease any other businesses or business operations:

Skye Life and SuperDate Amalgamation Agreement 2020

(i)

SubCo, which is wholly owned by Skye Life,

(ii)

Emerald Plants Health Source (E.P.H.S.) Inc.; and,

(iii)

Merritt Valley Cannabis Company Corp.

(n)

The corporate records and minute books of each of Skye Life and SubCo as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its directors and shareholders and all resolutions consented to in writing.

(o)

Each of Skye Life and SubCo has duly filed on a timely basis all Tax Returns required to be filed by it and has paid all Taxes which are due and payable, and has paid all assessments and reassessments, and all other Taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision has been made for Taxes payable for the current period for which Tax Returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return by, or payment of any Tax, governmental charge or deficiency against Skye Life or SubCo; as far as Skye Life and SubCo are aware, there are no actions, suits, proceedings, investigations or claims now threatened or pending against Skye Life or SubCo in respect of Taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to Taxes, governmental charges or assessments asserted by any such authority.

(p)

All filings made by the Skye Life under which it has received or is entitled to government incentives have been made in all material respects in accordance with all applicable legislation and contain no misrepresentations of material fact and do not omit to state any material fact which could cause any amount previously paid or previously accrued on its accounts to be recovered or disallowed.

(q)

The Skye Life Shares, Skye Life Warrants and Skye Life Options to be issued to the holders of SuperDate Shares, SuperDate Warrants and SuperDate Options, respectively, at Closing will, upon issuance, in accordance with this Agreement have been duly and validly authorized and, the Skye Life Shares, will be duly and validly issued, fully paid and non-assessable and the Skye Life Warrants and Skye Life Options will be duly and validly issued.

(r)

There are no assessments or reassessments of any Taxes that have been issued and are outstanding, or pursuant to which there are any amounts owing. No Governmental Authority has challenged, disputed or questioned any Skye Life Party in respect of Taxes or any returns, filings or other reports filed under any statute providing for Taxes. No Skye Life Party is negotiating any draft assessment or reassessment with any Governmental Authority. Skye Life is not aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment in respect of any Skye Life Party including, without limitation, aggressive treatment of income, expenses, credits or other claims for deduction under any return or notice other than as disclosed in its audited financial statements as at and for the year ended December 31, 2019. No Skye Life Party has received any indication from any Governmental Authority that an assessment or reassessment is proposed in respect of any Taxes, regardless of its merits. No Skye Life Party has executed or filed with any Governmental Authority any agreement extending the period for the filing of any Returns or for the assessment, reassessment or collection of any Taxes. No Skye Life Party has requested, or entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which:

Skye Life and SuperDate Amalgamation Agreement 2020

(i)

to file any Return with respect to any Taxes for which it is or may be liable;

(ii)

to file any elections, designations or similar documents or instruments relating to Taxes for which it is or may be liable;

(iii)

it is required to pay or remit any Taxes or amounts on account thereof; or

(iv)

any Governmental Authority may assess, reassess or collect Taxes for which either it is or may be liable.

(s)

Skye Life has not received notice of any material violation of or investigation relating to any federal, provincial or local law, regulation or ordinance with respect to its assets, business or operations and Skye Life holds all permits, licenses and other authorizations which are required under federal, provincial or local laws relating to Skye Life’s assets, business or operations, except where the failure to comply with the foregoing would not have a Material Adverse Effect on Skye Life.

(t)

No securities commission or similar regulatory authority, or stock exchange in Canada has issued any order which is currently outstanding preventing or suspending trading in any securities of Skye Life, no such proceeding is, to the knowledge of Skye Life, pending, contemplated or threatened and Skye Life is not, to its knowledge, in default of any requirement of any Applicable Laws.

(u)

As far as Skye Life and SubCo are aware, each of Skye Life and SubCo has withheld from each payment made to any of its officers, directors, former directors and employees the amount of all Taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation.

(v)

The common shares of Skye Life are at present listed and posted for trading on the pink sheets in the United States and registered with the U.S. Securities and Exchange Commission and on no stock exchanges. Skye Life shares trade under the symbol “SKLV”.

(w)

Each of Skye Life and SubCo is not, and will not be at the time of the Amalgamation, a “non-resident” as that term is used for the purposes of the ITA.

(x)

Skye Life is a not a reporting issuer in Canada and has not been, to the best of its knowledge, the subject of a cease trade order or investigation under the securities legislation in any of those jurisdictions, has not been, as far as it is aware, the subject of any investigation by the a stock exchange (or its predecessors) or any other regulatory or administrative authority or body, and, other than as stated in the Skye Life Disclosure Letter, is not aware of any deficiencies in the filing of any documents or reports with the Exchange or with the securities commissions in any of those jurisdictions that would cause it to be placed on the defaulting reporting issuers list.

(y)

Skye Life owns all one hundred (100) of the issued and outstanding common shares of SubCo free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances or demands whatsoever. SubCo has no additional securities issued and outstanding.

(z)

SubCo does not have any assets.

(aa)

The information and statements set forth in the Public Record as at the date hereof, as relates to Skye Life, are true, correct, and complete and did not contain any Misrepresentation, as of the respective dates of

Skye Life and SuperDate Amalgamation Agreement 2020

such information or statements, and no Material Change has occurred in relation to Skye Life which is not disclosed in the Public Record, and Skye Life has not filed any confidential material change reports which continue to be confidential. Skye Life is not up-to-date on its annual and interim filings with the SEC.

(bb)

The information provided by Skye Life to SuperDate, including in the Skye Life Disclosure Letter, relating to Skye Life and SubCo will be true, correct and complete in all material respects. The information will not contain any untrue statement of any material fact, nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the context in which they are to be made.

(cc)

There are no claims, actions, suits, proceedings, investigations, arbitrations, audits, grievances, assessments or reassessments in existence or pending or, to the knowledge of Skye Life, threatened, affecting or that would reasonably be expected to affect the Skye Life Parties or that would reasonably be expected to affect any of their respective properties or assets at law or in equity or before or by any court or Governmental Authority which claim, action, suit, proceeding, investigation, arbitration, audit, grievance, assessment or reassessment involves a possibility of any judgment against or liability of the Skye Life Parties which would reasonably be expected to significantly impede the ability of the Skye Life Parties to consummate the Amalgamation.

(dd)

The Skye Life Parties, along with their affiliates (as defined under the Competition Act), do not have aggregate assets in Canada, nor do they have aggregate gross revenues from sales in, from or into Canada, in excess of $400,000,000, for the purposes of determining whether the threshold set out in subsection 109(1) of the Competition Act is met.

(ee)

Each of Skye Life and SubCo is a “foreign private issuer” as defined in Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended.

(ff)

Neither of Skye Life nor SubCo is incorporated in the United States, is organized under the laws of the United States or has its principal offices within the United States.

(gg)

There are no payments owing or that will become owing in connection with the Amalgamation to directors, officers, and employees of Skye Life under any contract settlements, bonus plans, retention arrangements, change of control agreements or severance obligations (whether resulting from termination or alteration of duties).

4.2 Representations and Warranties of SuperDate

SuperDate represents and warrants to and in favour of the Skye Life Parties and acknowledges that the Skye Life Parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement that, except as otherwise disclosed in the SuperDate Disclosure Letter:

(a)

SuperDate has been duly incorporated and is validly subsisting under the Applicable Laws of its jurisdiction of incorporation and has the requisite power and authority to own its assets and properties as now owned and to carry on its business as now conducted. SuperDate is duly registered or authorized to conduct its affairs or do business, as applicable, and is in good standing in each jurisdiction in which the character of its assets and properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such registration or authorization necessary, except where the failure to be so registered or authorized would not, individually or in the aggregate, have a Material Adverse Effect on SuperDate. Copies of the constating

Skye Life and SuperDate Amalgamation Agreement 2020

documents of SuperDate provided to Skye Life, together with all amendments to date, are accurate and complete as of the date hereof and have not been amended or superseded.

(b)

SuperDate has the requisite corporate power and authority to execute this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by SuperDate of the transactions contemplated by the Amalgamation has been duly authorized by the SuperDate Board of Directors and, subject to the requisite approval of the SuperDate Shareholders, no other proceedings on the part of SuperDate are necessary to authorize this Agreement or the Amalgamation. This Agreement has been duly executed and delivered by SuperDate and constitutes a legal, valid and binding obligation of SuperDate enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(c)

Except as contemplated by this Agreement:

(i)

neither the execution and delivery of this Agreement by SuperDate nor the consummation of the transactions contemplated by the Amalgamation nor compliance by SuperDate with any of the provisions hereof will:

(A)

violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of SuperDate or cause any indebtedness to come due before its stated maturity or cause any credit to cease to be available, under any of the terms, conditions or provisions of: (1) the certificate of incorporation or articles of SuperDate; or (2) any note, bond, mortgage, indenture, loan agreement, deed of trust agreement, lien, contract or other instrument or obligation to which SuperDate is a party or to which it, or any of its properties or assets, may be subject or by which SuperDate is bound;

(B)

subject to compliance with applicable statutes and regulations, violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to SuperDate or any of its properties or assets (except, in the case of each of clauses (A) and (B) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of encumbrances which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate, have any Material Adverse Effect on SuperDate, or significantly impede the ability of SuperDate to consummate the transactions contemplated by the Amalgamation); or,

(C)

cause the suspension or revocation of any authorization, consent, approval or license currently in effect which would, individually or in the aggregate, have a Material Adverse Effect on SuperDate;

Skye Life and SuperDate Amalgamation Agreement 2020

(ii)

other than in connection with or in compliance with the provisions of Applicable Laws in relation to the completion of the Amalgamation or which are required to be fulfilled post Amalgamation, and except for the requisite approval of applicable SuperDate Securityholders:

(A)

there is no legal impediment to SuperDate’s consummation of the Amalgamation; and

(B)

there is no filing or registration with, or authorization, consent or approval of, any Governmental Authority required in connection with the consummation of the Amalgamation, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals which, if not received, would not, individually or in the aggregate, have a Material Adverse Effect on SuperDate, or significantly impede the ability of SuperDate to consummate the Amalgamation.

(d)

there are no claims, actions, suits, proceedings, investigations, arbitrations, audits, grievances, assessments or reassessments in existence or pending or, to the knowledge of SuperDate, threatened or for which there is a reasonable basis, affecting or that would reasonably be expected to affect SuperDate or that would reasonably be expected to affect any of their respective properties or assets at law or in equity or before or by any court or Governmental Authority which claim, action, suit, proceeding, investigation, arbitration, audit, grievance, assessment or reassessment involves a possibility of any judgment against or liability of SuperDate which would reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change to SuperDate, or would significantly impede the ability of SuperDate to consummate the Amalgamation.

(e)

As of their respective dates the SuperDate Financial Statements, did not contain any untrue statement of a Material Fact or omit to state a Material Fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading in any material respect and complied in all material respects with all Applicable Laws. The SuperDate Financial Statements were prepared in accordance with U.S. GAAP (except (a) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of SuperDate’s independent auditors or (b) in the case of unaudited interim statements, to the extent they may not include footnotes, are subject to normal year end adjustments or may be condensed or summary statements), and present fairly in accordance with U.S. GAAP the consolidated financial position, results of operations and changes in financial position of SuperDate on a consolidated basis as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

(f)

except for the Amalgamation or any action taken in accordance with this Agreement, since January 1, 2020:

(i)

SuperDate has conducted its business only in the ordinary course of business substantially consistent with past practice;

(ii)

no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to SuperDate has been incurred other than in the ordinary course of business; and

(iii)

there has been no Material Adverse Change in respect of SuperDate;

(g)

The operations and business of SuperDate have been carried out in compliance with and not in violation of any Applicable Laws, other than non-compliance or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SuperDate or would significantly impact the ability of SuperDate to consummate the Amalgamation, and SuperDate has not received any notice of any alleged violation of any such Applicable Laws other than where such notice would not

Skye Life and SuperDate Amalgamation Agreement 2020

reasonably be expected to have a Material Adverse Effect on SuperDate or would significantly impact the ability of SuperDate to consummate the Amalgamation.

(h)

SuperDate does not have any material liabilities of any nature (matured or unmatured, fixed or contingent), other than:

(i)

those incurred in the ordinary course of business and consistent with past practice; and

(ii)

those incurred in connection with the execution of this Agreement.

(i)

SuperDate does not have any knowledge of any outstanding rights of first refusal or other pre-emptive rights of purchase which entitle any Person to acquire any of the rights, title, interests, property, licenses or assets of SuperDate that will be triggered or accelerated by the Amalgamation, which would have a Material Adverse Effect on SuperDate.

(j)

The SuperDate Board of Directors has unanimously endorsed the Amalgamation and approved this Agreement, has unanimously determined that the Amalgamation and this Agreement are in the best interests of SuperDate and the SuperDate Securityholders, has determined that the Amalgamation is fair, from a financial point of view, to applicable SuperDate Securityholders and has resolved to unanimously recommend approval of the Amalgamation by applicable SuperDate Securityholders.

(k)

the authorized capital of SuperDate consists of an unlimited number of common shares of which as of the date hereof, excluding the securities issued to date in the Private Placement, 38,619,000 SuperDate Shares are outstanding.

(l)

Except as contemplated by this Agreement, no Person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature) for the purchase or issue of or conversion into any of the unissued shares of SuperDate.

(m)

SuperDate has not received notice of any material violation of or investigation relating to any federal, provincial or local law, regulation or ordinance with respect to its assets, business or operations and SuperDate holds all permits, licenses and other authorizations which are required under federal, provincial or local laws relating to SuperDate’s assets, business or operations, except where the failure to comply with the foregoing would not have a Material Adverse Effect on SuperDate.

(n)

No securities commission or similar regulatory authority, or stock exchange in Canada has issued any order which is currently outstanding preventing or suspending trading in any securities of SuperDate, no such proceeding is, to the knowledge of SuperDate, pending, contemplated or threatened and SuperDate is not, to its knowledge, in default of any requirement of any Applicable Laws.

(o)

The SuperDate Financial Statements present fairly the financial position of SuperDate at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements and have been prepared in accordance with U.S. GAAP.

(p)

There are reasonable grounds for believing that no creditor of SuperDate will be prejudiced by the Amalgamation.

(q)

SuperDate is presently able to pay its liabilities as they become due.

Skye Life and SuperDate Amalgamation Agreement 2020

(r)

There are no known or anticipated material liabilities of SuperDate of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, in respect of which SuperDate is or may become liable other than the liabilities disclosed on, reflected in or provided for in the SuperDate Financial Statements, and liabilities incurred in the ordinary course of business.

(s)

SuperDate has no subsidiaries other than SuperDate Subsidiary and is not a party to any agreement to acquire or lease any other businesses or business operations.

(t)

The corporate records and minute books of SuperDate as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its directors and shareholders and all resolutions consented to in writing.

(u)

SuperDate has filed all Tax Returns required to be filed by them and have paid all Taxes which are due and payable, and has paid all assessments and reassessments, and all other Taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof, except where such failure to file a Tax Return or pay any and all assessments related thereto would not have a Material Adverse Effect; all such Tax Returns are true, correct and complete in all material respects, and adequate provision has been made for Taxes payable for the current period for which Tax Returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return by, or payment of any Tax, governmental charge or deficiency against SuperDate; as far as it is aware, there are no actions, suits, proceedings, investigations or claims now threatened or pending against SuperDate in respect of Taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to Taxes, governmental charges or assessments asserted by any such authority.

(v)

SuperDate has been, is now and will, at all relevant times be a “taxable Canadian corporation” as defined in the ITA.

(w)

All filings made by SuperDate under which any of them has received or are entitled to government incentives have been made in all material respects in accordance with all applicable legislation and contain no misrepresentations of material fact and do not omit to state any material fact which could cause any amount previously paid or previously accrued on its accounts to be recovered or disallowed.

(x)

There are no assessments or reassessments of any Taxes that have been issued and are outstanding, or pursuant to which there are any amounts owing. No Governmental Authority has challenged, disputed or questioned SuperDate in respect of Taxes or of any returns, filings or other reports filed under any statute providing for Taxes.  SuperDate is not negotiating any draft assessment or reassessment with any Governmental Authority. SuperDate is not aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment in respect of SuperDate including, without limitation, aggressive treatment of income, expenses, credits or other claims for deduction under any return or notice other than as disclosed in its audited financial statements as at and for the year ended December 31, 2019. SuperDate has not received any indication from any Governmental Authority that an assessment or reassessment is proposed in respect of any Taxes, regardless of its merits. SuperDate has not executed or filed with any Governmental Authority any agreement extending the period for the filing of any Returns or for the assessment, reassessment or collection of any Taxes. SuperDate has not requested, or entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which:

Skye Life and SuperDate Amalgamation Agreement 2020

(i)

to file any Return with respect to any Taxes for which it is or may be liable;

(ii)

to file any elections, designations or similar documents or instruments relating to Taxes for which it is or may be liable;

(iii)

it is required to pay or remit any Taxes or amounts on account thereof; or

(iv)

any Governmental Authority may assess, reassess or collect Taxes for which it is or may be liable.

(y)

All agreements, permits, licenses, approvals, certificates or other rights or authorizations material to the conduct of SuperDate’s business are valid and subsisting and SuperDate is not in material default under any such agreements, permits, licences, approvals, certificates and other rights and authorizations, except where a failure to hold such licenses or the result of any such default would not have a Material Adverse Effect or materially affect or delay the ability of SuperDate to perform its obligations hereunder.

(z)

SuperDate is not a “reporting issuer” or the equivalent under Applicable Canadian Securities Laws.

(aa)

No securities commission or similar regulatory authority or stock exchange in Canada or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of SuperDate, no such proceeding is, to the knowledge of SuperDate, pending, contemplated or threatened and SuperDate is not in default of Applicable Canadian Securities Laws or U.S. Securities Laws.

(bb)

The data and information in respect of SuperDate and its business and operations provided by SuperDate to Skye Life, taken as a whole, were and are accurate in all material respects as of the respective dates thereof.

(cc)

SuperDate is not a party to or bound by any agreement, guarantee, indemnification (other than in the ordinary course of business and to officers and directors pursuant to its by-laws and standard indemnity agreements), or endorsement or like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation.

(dd)

The information, data and other material (financial or otherwise) in the SuperDate Information will be complete and correct in all material respects at the date thereof and will not contain any misrepresentations or any untrue statement of a material fact in respect of SuperDate and will not omit to state a material fact in relation to SuperDate necessary to make such information not misleading in light of the circumstances under which it is presented.

(ee)

The information, data and other material (financial or otherwise) in respect of SuperDate to be included in the SuperDate Disclosure Letter will be complete and correct in all material respects at the date thereof and will not contain any misrepresentations or any untrue statement of a material fact in respect of SuperDate and will not omit to state a material fact in relation to SuperDate necessary to make such information not misleading in light of the circumstances under which it is presented.

(ff)

SuperDate has no existing banking or lending agreements.

(gg)

To the best of the knowledge of SuperDate, neither SuperDate nor any of the SuperDate Shareholders is a party to any unanimous shareholder agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of SuperDate.

(hh)

SuperDate does not have in place a shareholder rights protection plan.

Skye Life and SuperDate Amalgamation Agreement 2020

(ii)

No officer, director, employee or any other person not dealing at arm’s length with SuperDate or, to the knowledge of SuperDate, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from the properties or assets of SuperDate or any revenue or rights attributed thereto.

(jj)

No director, officer, insider or other party not at arm’s length to SuperDate is indebted to SuperDate and SuperDate is not a party to or bound by any agreement, guarantee, indemnification or endorsement or like commitment of the obligations, liabilities, (contingent or otherwise) or indebtedness of any person, firm or corporation.

(kk)

No director, officer, insider or other non-arm’s length party to SuperDate, or associate or affiliate thereof, has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty, interest, carried interest, participation interest or any other interest whatsoever which is based on production from or in respect of any properties of SuperDate which will be effective after the Effective Date.

(ll)

There is no non-competition, exclusivity or other similar agreement, commitment or understanding in place to which SuperDate is a party or by which it is otherwise bound that would now or hereafter in any way limit its business or operations in a particular manner or to a particular locality or geographic region or for a specified period of time, and the execution, delivery and performance of this Agreement does not and will not result in any restriction of SuperDate from engaging in its business or from competing with any person or in any geographic area.

(mm)

SuperDate has not carried on a material portion of its business outside of Canada.

(nn)

 The SuperDate Shares are not listed or quoted on any stock exchange.

(oo)

SuperDate is not, and will not be at the time of the Amalgamation, a “non-resident” as that term is used for the purposes of the ITA.

(pp)

SuperDate has not, other than as previously disclosed, since January 1, 2020, sold or otherwise disposed of or entered into any agreement to sell or otherwise dispose of any of SuperDate’s property or assets.

(qq)

SuperDate is a “foreign private issuer” as defined in Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended.

(rr)

SuperDate is not incorporated in the United States, is not organized under the laws of the United States and does not have its principal offices within the United States.

(ss)

There are no payments owing or that will become owing in connection with the Amalgamation to directors, officers, and employees of SuperDate under any contract settlements, bonus plans, retention arrangements, change of control agreements or severance obligations (whether resulting from termination or alteration of duties).

Skye Life and SuperDate Amalgamation Agreement 2020

4.3 Privacy Issues

(a)

For the purposes of this Section 4.3, the following definitions shall apply:

(i)

“applicable law” means, in relation to any Person, transaction or event, all applicable provisions of Applicable Laws by which such Person is bound or having application to the transaction or event in question, including applicable privacy laws;

(ii)

“applicable privacy laws” means any and all applicable laws relating to privacy and the collection, use and disclosure of Personal Information (as such term is defined in subsection (iv) hereof) in all applicable jurisdictions, including but not limited to the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law including the Personal Information Protection Act (British Columbia);

(iii)

“authorized authority” means, in relation to any Person, transaction or event, any:

(A)

federal, provincial, municipal or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign,

(B)

agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government,

(C)

court, arbitrator, commission or body exercising judicial, quasi-judicial, administrative or similar functions, and

(D)

other body or entity created with the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange, in each case having jurisdiction over such Person, transaction or event; and

(iv)

“Personal Information” means information about an individual transferred to a Party in accordance with this Agreement and/or as a condition of the Amalgamation.

(b)

The Parties hereto acknowledge that they are responsible for compliance at all times with applicable privacy laws which govern the collection, use or disclosure of Personal Information disclosed to either Party pursuant to or in connection with this Agreement (the “Disclosed Personal Information”).

(c)

The Parties shall not use the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Amalgamation.

(d)

Each Party acknowledges and confirms that the disclosure of the Disclosed Personal Information is necessary for the purposes of determining if the Parties shall proceed with the Amalgamation, and that the Disclosed Personal Information relates solely to the carrying on of each Party’s respective business or the completion of the Amalgamation.

(e)

Each Party acknowledges and confirms that it has taken and shall continue to take reasonable steps to, in accordance with applicable law, prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of such Disclosed Personal Information.

(f)

Subject to the following provisions, each Party shall at all times keep strictly confidential all Disclosed Personal Information provided to it, and shall instruct those employees or advisors responsible for processing such Disclosed Personal Information to protect the confidentiality of such information in a

Skye Life and SuperDate Amalgamation Agreement 2020

manner consistent with the Parties’ obligations hereunder. Prior to the completion of the Amalgamation, each Party shall take reasonable steps to ensure that access to the Disclosed Personal Information shall be restricted to those employees or advisors of the respective Party who have a bona fide need to access to such information in order to complete the Amalgamation.

(g)

Where authorized by Applicable Law, each Party shall promptly notify the other Party to this Agreement of all inquiries, complaints, requests for access, variations or withdrawals of consent and claims of which the Party is made aware in connection with the Disclosed Personal Information. To the extent permitted by applicable law, the Parties shall fully co-operate with one another, with the persons to whom the Personal Information relates, and any authorized authority charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, variations or withdrawals of consent and claims.

(h)

Upon the expiry or termination of this Agreement, or otherwise upon the reasonable request of either Party, the other Party shall forthwith cease all use of the Disclosed Personal Information acquired by it in connection with this Agreement and will return to the requesting Party or, at the requesting Party’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies thereof) in its possession.

ARTICLE 5
CONDITIONS PRECEDENT

5.1 Mutual Conditions Precedent

The respective obligations of the Parties to consummate the transactions contemplated hereby (and in particular, the completion of the Amalgamation) are subject to the satisfaction of the following conditions (on or before the Effective Date or such other specified time):

(a)

the Amalgamation Resolution shall have been passed by the holders of SuperDate Shares in form and substance satisfactory to each of the Parties, acting reasonably;

(b)

the Related Matters shall have been passed or completed by the shareholders of SuperDate in form and substance satisfactory to each of the Parties, acting reasonably;

(c)

the Articles of Amalgamation to be filed with the Registrar in accordance with the Amalgamation shall be in form and substance satisfactory to each of the Parties, acting reasonably;

(d)

the Amalgamation shall have become effective on or prior to the Outside Date;

(e)

Skye Life, as the sole shareholder of SubCo, shall have approved the Amalgamation;

(f)

all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, necessary or desirable for the completion of the transactions provided for in this Agreement and the Amalgamation shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances;

(g)

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Amalgamation;

Skye Life and SuperDate Amalgamation Agreement 2020

(h)

the exchange of SuperDate securities for Skye Life securities in accordance with Section 2.6 hereto and the certificates representing such securities, will have been approved by all necessary corporate action to permit such securities to be issued, if applicable, as fully paid and non-assessable and will be exempt from the registration and prospectus requirements of applicable securities laws in each of the Provinces of Canada in which holders of SuperDate securities are resident but will be subject to hold periods under the securities laws of Canada or the United States;

(i)

this Agreement shall not have been terminated under Article 7;

(j)

Dissent Rights shall not have been exercised with respect to the Amalgamation by holders of SuperDate Securityholders which will in the aggregate represent 10% or more of the SuperDate Securities outstanding on the SuperDate Record Date; and

(k)

there shall be no action taken under any existing Applicable Law, that:

(i)

makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Amalgamation or any other transactions contemplated herein; or

(ii)

 results in a judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein.

The foregoing conditions are for the mutual benefit of Skye Life on the one hand and SuperDate on the other hand and may be waived, in whole or in part, jointly by the Parties at any time.

5.2 Additional Conditions to Obligations of Skye Life

The obligation of Skye Life to consummate the transactions contemplated hereby, and in particular to complete the Amalgamation, is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)

SuperDate shall have no employees and all officers and directors of SuperDate shall have resigned, effective as of the Effective Date. Skye Life shall be satisfied, acting reasonably, as to all documentation and terms with respect to such terminations and resignations prior to their negotiation and execution and no related payments or settlements shall be made or required;

(b)

each of the acts and undertakings of SuperDate to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by SuperDate;

(c)

SuperDate shall have furnished Skye Life with:

(i)

certified copies of the resolutions duly passed by the board of directors of SuperDate approving this Agreement and the consummation of the transactions contemplated hereby; and

(ii)

certified copies of the resolutions of SuperDate Shareholders, passed in the consent resolution, approving the Amalgamation Resolution;

(d)

no act, action, suit, proceeding, objection or opposition shall have been taken against or affecting SuperDate before or by any domestic or foreign court, tribunal or Governmental Agency or other regulatory or administrative agency or commission by any elected or appointed public official or private person in Canada or elsewhere, whether or not having the force of law, and no law, regulation, policy,

Skye Life and SuperDate Amalgamation Agreement 2020

judgment, decision, order, ruling or directive (whether or not having the force of law) shall have been enacted, promulgated, amended or applied, which in the sole judgment of SuperDate, acting reasonably, in either case has had or, if the Amalgamation was consummated, would result in a Material Adverse Change respecting SuperDate or would materially impede the ability of the Parties to complete the Amalgamation;

(e)

except as affected by the transactions contemplated by this Agreement, all of the representations and warranties of SuperDate contained in this Agreement shall be true in all material respects as at the Effective Date with the same force and effect as though such representations and warranties had been made at and as of such time and SuperDate shall have complied in all material respects with its covenants in this Agreement and Skye Life shall have received a certificate to that effect dated the Effective Date from the President of SuperDate and another senior officer thereof acceptable to Skye Life, acting reasonably, acting solely on behalf of SuperDate and not in their personal capacity, to the best of their information and belief having made reasonable inquiry, and Skye Life will have no knowledge to the contrary; and

(f)

there shall not have occurred any Material Adverse Change of SuperDate.

(g)

SuperDate shall not have disposed of a material interest in any of its assets or otherwise entered into any material transaction with, or incurred any material liability to, any other corporation or other Person, or performed any act or entered into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement, without the consent of Skye Life thereto, such consent not to be unreasonably withheld; and,

(h)

the assets of SuperDate will include cash, net of all liabilities whether accrued, contingent or otherwise and before giving effect to the transactions contemplated under this Agreement, of not less than $100,000 without the written consent of Skye Life, such consent not to be unreasonably withheld.

The conditions in this Section 5.2 are for the exclusive benefit of Skye Life and may be asserted by Skye Life regardless of the circumstances or may be waived by Skye Life in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which of Skye Life may have.

5.3 Additional Conditions to Obligations of SuperDate

The obligation of SuperDate to consummate the transactions contemplated hereby, and in particular to complete the Amalgamation, is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)

each of the acts and undertakings of Skye Life to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by Skye Life;

(b)

Skye Life shall have furnished SuperDate with certified copies of the resolutions duly passed by the Board of Directors of Skye Life approving this Agreement and the consummation of the transactions contemplated hereby;

(c)

there shall not have occurred any Material Adverse Change of Skye Life or SubCo;

(d)

except as affected by the transactions contemplated by this Agreement, all of the representations and warranties of Skye Life contained in this Agreement shall be true and correct in all material respects as at the Effective Date with the same effect as though such representations and warranties had been made at and

Skye Life and SuperDate Amalgamation Agreement 2020

as of such time and Skye Life shall have complied in all material respects with its covenants in this Agreement and SuperDate shall have received certificates to that effect dated the Effective Date from the president and another senior officer of Skye Life, acceptable to SuperDate, acting solely on behalf of Skye Life and not in their personal capacity, to the best of their information and belief having made reasonable inquiry, and SuperDate will have no knowledge to the contrary;

(e)

no act, action, suit, proceeding, objection or opposition shall have been taken against or affecting Skye Life before or by any domestic or foreign court, tribunal or Governmental Agency or other regulatory or administrative agency or commission by any elected or appointed public official or private person in Canada or elsewhere, whether or not having the force of law, and no law, regulation, policy, judgment, decision, order, ruling or directive (whether or not having the force of law) shall have been enacted, promulgated, amended or applied, which in the sole judgment of SuperDate, acting reasonably, in either case has had or, if the Amalgamation was consummated, would result in a Material Adverse Change respecting Skye Life or would materially impede the ability of the Parties to complete the Amalgamation; and,

(f)

Skye Life shall not have disposed of a material interest in any of its assets or otherwise entered into any material transaction with, or incurred any material liability to, any other corporation or other Person or performed any act or entered into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement, without the consent of SuperDate thereto, such consent not to be unreasonably withheld

The conditions in this Section 5.3 are for the exclusive benefit of SuperDate and may be asserted by SuperDate regardless of the circumstances or may be waived by SuperDate in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which SuperDate may have.

5.4 Notice and Effect of Failure to Comply with Conditions

Each of Skye Life and SuperDate shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof to the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

(a)

cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect; or

(b)

result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder;

provided, however, that no such notification will affect the representations or warranties of the Parties or the conditions to the obligations of the Parties hereunder.

5.5 Satisfaction of Conditions

The conditions set out in this Article 5 are conclusively deemed to have been satisfied, waived or released when, with the agreement of the Parties, Articles of Amalgamation are filed under the BCA to give effect to the Amalgamation.

Skye Life and SuperDate Amalgamation Agreement 2020

ARTICLE 6
AMENDMENT

6.1 Amendment

This Agreement may at any time and from time to time before or after obtaining SuperDate Shareholder Approval to the Amalgamation be amended by written agreement of the Parties hereto without, subject to Applicable Law, further notice to or authorization on the part of their respective securityholders and any such amendment may, without limitation:

(a)

change the time for performance of any of the obligations or acts of the Parties;

(b)

waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)

waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; or

(d)

waive compliance with or modify any other conditions precedent contained herein, provided that no such amendment reduces or materially adversely affects the consideration to be received by a SuperDate Securityholder without approval by the affected securityholders given in the same manner as required for the approval of the Amalgamation.

ARTICLE 7
TERMINATION

7.1 Termination

(a)

This Agreement may be terminated at any time prior to the Effective Date in each of the following circumstances:

(i)

by either Skye Life Parties or SuperDate, if it shall become aware, as a result of its due diligence review or otherwise, of any Material Adverse Change with respect to the other party (acting reasonably) which had not been disclosed prior to the date hereof and which would have a Material Adverse Effect on Skye Life or SuperDate, or the transactions contemplated by this Agreement, including the Amalgamation;

(ii)

by the mutual written consent of Skye Life and SuperDate;

(iii)

by either Skye Life or SuperDate, if any Law is enacted that makes consummation of the Amalgamation illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Governmental Entity enjoining Skye Life or SuperDate from consummating the Amalgamation shall be entered and such judgment, injunction, order or decree shall have become final and non appealable;

(iv)

by either Skye Life or SuperDate, if the Effective Time does not occur on or prior to, the Outside Date or such other date as Skye Life and SuperDate may agree in writing; provided, however, that the right to terminate this Agreement under this Section 7.1 shall not be available to any party whose failure or whose Affiliate’s failure to perform any material covenant, agreement or obligation

Skye Life and SuperDate Amalgamation Agreement 2020

hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(v)

by either Skye Life or SuperDate if 10% or more of the SuperDate Shareholders exercise their dissent right;

(vi)

by SuperDate if the SubCo Amalgamation Resolution is not executed by Skye Life prior to the Outside Date or such later date as may be agreed to in writing by SuperDate;

(vii)

by SuperDate if the board of directors of Skye Life fails to affirm its approval of this Agreement by September 30, 2020 or such later date as may be agreed to in writing by SuperDate;

(viii)

by Skye Life if the SuperDate Amalgamation Resolution is not approved by the Outside Date or such later date as may be agreed to in writing by Skye Life;

(ix)

by Skye Life if the board of directors of SuperDate fails to affirm its approval of this Agreement by September 30, 2020 or such later date as may be agreed to in writing by Skye Life;

(x)

by Skye Life or SuperDate, if any of the conditions precedent set out in Sections 5.1, 5.2 or 5.3. for the terminating Party’s benefit have not been complied with or waived on or before the date required for performance thereof; provided, however, that no Party may rely on the failure to satisfy any of the conditions set out in Sections 5.1, 5.2 or 5.3.if the condition would have been satisfied but for a material failure by such Party in complying with its obligations hereunder;

(xi)

by Skye Life Parties, if SuperDate has breached any of its representations, warranties, agreements or obligations herein which breach is not curable or if curable, is not cured within 20 days after notice thereof has been given to SuperDate; or,

(xii)

by SuperDate, if Skye Life has breached any of its respective representations, warranties, agreements or obligations herein which breach is not curable or if curable, is not cured within 20 days after notice thereof has been given to Skye Life Parties;

(b)

If this Agreement is terminated in accordance with the foregoing provisions of this Section 7.1, this Agreement shall forthwith become void and no Party shall have any liability or further obligation to the other Parties hereunder except for each Party’s obligations under the Confidentiality Provisions and pursuant to Section 4.3 (Privacy Issues) hereunder, which shall survive such termination, and provided that neither the termination of this Agreement nor anything contained in this Section 7.1(b) shall relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in any of its representations and warranties and any non-performance by it of its covenants made herein, prior to the date of such termination.

ARTICLE 8
NOTICES

8.1 Notices

All notices that may or are required to be given pursuant to any provision of this Agreement are to be given or made in writing and served personally, delivered by overnight courier or sent by electronic mail:

Skye Life and SuperDate Amalgamation Agreement 2020

(a)

in the case of Skye Life or SubCo, to:

SKYE LIFE VENTURES LTD.

Attention: Stevan Perry, President, Director

Email: Steve.perry@skyelife.ca

in the case of SuperDate, to:

Attention: Clark  Kedziora, Chief Executive Officer
Email: clark@thesuperdate.com

or such other address as the Parties may, from time to time, advise the other Parties hereto by notice in writing. The date or time of receipt of any such notice will be deemed to be the date of delivery or the time such electronic mail is received.

ARTICLE 9
CLOSING

9.1

Closing Date and Location

The Amalgamation will be completed at 10:00 a.m. (Pacific time) on or before the Closing Date, at the offices of Owen Bird Law Corporation, or at such other location and time as is mutually agreed to by Skye Life and SuperDate.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Skye Life and SuperDate, provided such undertakings are satisfactory to each party’s respective legal counsel.

9.2

SuperDate Closing Documents

On the Closing Date, SuperDate will deliver, or cause to be delivered, to Skye Life the documents set forth in Section 5.1 and 5.2 and such other documents as Skye Life may reasonably require to effect the Amalgamation.

9.3

Skye Life Closing Documents

On the Closing Date, Skye Life will deliver, or cause to be delivered, to SuperDate the documents set forth in Section 5.1 and 5.3 and such other documents as SuperDate may reasonably require to effect the Amalgamation.

ARTICLE 9
GENERAL

10.1 Binding Effect

This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

10.2 Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties hereto.

Skye Life and SuperDate Amalgamation Agreement 2020

10.3 Public Communications

Each of Skye Life and SuperDate agree to consult with each other prior to issuing any press releases or otherwise making public statements with respect to this Agreement or the Amalgamation or making any filing with any Governmental Authority with respect thereto. Without limiting the generality of the foregoing, no Party shall issue any press release regarding the Amalgamation, this Agreement or any transaction relating to this Agreement without first providing a draft of such press release to the other Party and reasonable opportunity for comment; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any such disclosure required in accordance with Applicable Laws. If such disclosure is required and the other Party has not reviewed or commented on the disclosure, the Party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other Party, and if such prior notice is not possible, to give such notice promptly following such disclosure.

10.4 Costs

All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expense, whether or not the Amalgamation is completed.

10.5 Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.6 Further Assurances

Each Party hereto shall, from time to time and at all times hereafter, at the request of the other Parties hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments and provide all such further assurances as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

 10.7 Time of Essence

Time shall be of the essence of this Agreement.

10.8 Applicable Law and Enforcement

This Agreement shall be governed, including as to validity, interpretation and effect, by the Applicable Laws of the Province of British Columbia and the Applicable Laws of Canada applicable therein. The Parties hereby irrevocably submit and attorney to the non-exclusive jurisdiction of the courts of the Province of British Columbia located in Vancouver, in respect of all matters arising out of this Agreement, without prejudice to the rights of the Parties to take proceedings in any other jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is, accordingly, agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the

Skye Life and SuperDate Amalgamation Agreement 2020

Province of British Columbia having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, subject to the provisions of this Agreement.

The obligations of the parties hereto and the time frames established in this Agreement shall be suspended to the extent and for the period that performance is prevented by any cause beyond either party’s reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of God, laws, regulations, Orders, proclamations or requests of any governmental authority, inability to obtain on reasonable terms required permits, licenses, or other authorizations, or any other matter similar to the above.

10.9 Waiver

Any Party may, on its own behalf only, (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive compliance with the other Party’s agreements or the fulfillment of any conditions to its own obligations contained herein, or (c) waive inaccuracies in the other Party’s representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

10.10 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

SKYE LIFE VENTURES LTD.		SKYE LIFE ACQUISITION CORP.

Per:	/s/ Calogero Caruso	Per:	/s/ Stevan Perry
	Calogero Caruso		Stevan Perry

SUPERDATE NETWORKS INC.

Per:	/s/ Clark Kedziora
Clark Kedziora

Skye Life and SuperDate Amalgamation Agreement 2020